UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 2, 2005

PHOTON DYNAMICS, INC.

(Exact name of registrant as specified in charter)

California	000-27234	94-3007502
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5970 Optical Court

San Jose, California 95138-1400

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 226-9900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 2, 2005 Photon Dynamics Inc., entered into an agreement with Ms. Maureen L. Lamb pursuant to which Ms. Lamb would become the Vice President and Chief Financial Officer of Photon Dynamics. The terms of this agreement are described in Item 5.02 below.

On May 5, 2005 Photon Dynamics Inc., entered into a severance agreement with its current Chief Financial Officer, Richard Okumoto, pursuant to which Mr. Okumoto will remain as Photon Dynamic’s Chief Financial Officer until May 31, 2005, and will remain with Photon Dynamics as its Business Development Internal Consultant through December 1, 2005. Mr. Okumoto’s stock options will cease vesting as of May 31, 2005.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 5, 2005 Photon Dynamics Inc., announced the appointment of Ms. Maureen L. Lamb to the position of Vice President and Chief Financial Officer. This appointment will become effective when Ms. Lamb commences her employment with Photon Dynamics, which is expected to occur on May 31, 2005.

Ms. Lamb currently serves as the Vice President of Finance at KLA-Tencor Corporation (NASDAQ: KTIC), a manufacturer of test and measurement equipment for the Semiconductor Industry. In that position Ms. Lamb is responsible for worldwide accounting and finance, SEC reporting, Sarbanes-Oxley compliance, tax and treasury. She has also completed several worldwide ERP implementations including the recently completed SAP implementation. Ms. Lamb also held the positions of Corporate Controller and Director of Financial Planning and Analysis during her tenure at KLA- Tencor.

Prior to joining KLA-Tencor in 1994, Ms. Lamb has held various financial and management positions. Her last was with Aquaterr Instruments Corporation, as Co-Owner. Aquaterr Instruments provides Sensors to the Agricultural Industry. Ms. Lamb, age 45, holds a B.A. from Harvard College and a MBA from The Wharton School.

Ms. Lamb’s employment with Photon Dynamics will be at-will. The terms of her offer letter provide for an annual salary of $250,000, maximum annual bonus of 50% of base salary, the grant of a stock option to purchase 80,000 shares of Photon Dynamics Common Stock, as well as other customary benefits and terms. Additionally, Ms. Lamb will be paid a one time sign on bonus in the amount of $150,000. In the event of the termination of her employment within one year following a change of control, Ms. Lamb would receive one year’s severance and full acceleration of the vesting of her stock options.

On May 2, 2005, Richard Okumoto resigned his position of Vice President and Chief Financial Officer of Photon Dynamics, which resignation will be effective June 1, 2005. Mr. Okumoto resigned from this position to address health issues. Mr. Okumoto will remain with Photon Dynamics through a transition period ending December 1, 2005. During this time Mr. Okumoto will provide support to Ms. Lamb in her new position as Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PHOTON DYNAMICS, INC.

Dated: May 6, 2005	By:	/s/ Jeffrey Hawthorne
Jeffrey Hawthorne
Chief Executive Officer and President